Exhibit 32.1

CERTIFICATION REQUIRED UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the financial statements of China Sun Group High-Tech Co. (“Registrant”) for the quarter ended February 29, 2008 (the “Report”), each of the undersigned hereby certifies, to such officer’s knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

April 14, 2008	By:	/s/ Bin Wang
Bin Wang
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Ming Fen Liu
Ming Fen Liu
Chief Financial Officer
(Principal Financial and Accounting Officer)